EXHIBIT 10.35

Certain information contained in this document has been excluded and replaced by [**] because it is both not material and is the type that the registrant treats as private or confidential.

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made and entered into effective as of December 11, 2024 (the “Effective Date”), by and between LIGHTWAVE LOGIC, INC., a Nevada corporation (the “Company”) and SIRAJ NOUR EL-AHMADI, an individual (the “Consultant”).

WHEREAS, on the Effective Date, the parties desire to enter into this Agreement pursuant to which the Consultant will provide the Consulting Services (as defined herein).

NOW, THEREFORE, in consideration of the mutual promises, covenants and promises contained herein, and intending to be legally bound hereby, the Company and the Consultant do hereby agree and covenant as follows:

1. Consulting Services. The Consultant shall provide the Company with the services described on Schedule A attached hereto (the “Consulting Services”).

2.	Payment; Reimbursements.
(a)	Consultant shall be compensated as set forth on Schedule B attached hereto.

(b) All normal and customary business expenses incurred by the Consultant under this Agreement shall be paid by the Consultant, and with prior written approval of the Company or otherwise in accordance with the Company’s reimbursement policies in place at the time such expenses are incurred, such expenses may be reimbursed by the Company or paid by the Company upon the request of the Consultant.

3. Independent Contractor Relationship. All services rendered hereunder by the Consultant shall be rendered as an independent contractor. Any persons employed by the Consultant shall be deemed conclusively as employees of the Consultant, and they shall at all times be under the Consultant’s direction and control, and they shall be bound to the same terms as Consultant under this Agreement. The Consultant shall have the full power, authority, and discretion to select the means, manner, and method of performing the services hereunder without detail, control or direction from the Company or its officers or directors; provided that Consultant and its employees shall follow the Company’s code of conduct, and other written policies as applicable, in all respects during the term of this Agreement. Neither the Consultant nor any individuals employed by the Consultant shall be considered employees of the Company for any purposes and they shall not be entitled to participate in any employee benefit plans sponsored or maintained by the Company.

4.	Term; Termination; Future Services.

(a) The Consultant shall commence providing services on the Effective Date and shall continue to do so for a term of six (6) months or until the date this Agreement is terminated in accordance with Section 4(b) below (the “Termination Date”); provided, however, that the parties may agree to extend the term of this agreement by written consent thereto. Unless notice of intention to terminate this Agreement is delivered in accordance with Section 4(b) below, this Agreement shall automatically be renewed and extended for consecutive one (1) month periods upon the terms and conditions set forth herein, unless different terms are agreed to between the parties in writing.

(b) This Agreement is terminable at any time by either party after three (3) months following the Effective Date upon thirty (30) days prior written notice to the other party, effective as of the date set forth in such notice; provided that Company may terminate Consultant immediately for cause, which shall mean Consultant’s (i) indictment for, conviction of or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (ii) breach of any obligations of confidentiality provided herein or any unauthorized disclosure of any Company trade secrets or other confidential information; (iii) performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (iv) material breach of this Agreement or any other material agreement with the Company or a material violation of the Company’s code of conduct or other written policy; provided further that, Sections 3, 6, 7, 8, 9 and 10 shall survive termination of this Agreement for any reason. For purposes of this Agreement, email notification shall be deemed to be written notice.

(c) For the avoidance of doubt, any services performed by the Consultant for the Company following the Termination Date shall not be deemed as Consulting Services governed by this Agreement.

5. Consultant Responsible for Taxes. The Consultant agrees to accept exclusive liability for the payment of taxes due on any amounts paid under this Agreement.

6. Compliance with Law. The Consultant represents and warrants that the Consultant shall perform the Consulting Services in compliance with all applicable federal, state, and local laws and regulations.

7. Arbitration, Choice of Law. This Agreement shall be deemed to have been executed and delivered within the State of Colorado, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado without regard to principles of conflict of laws. In the event of a dispute, the parties agree to arbitrate all claims related to this Agreement before a single arbitrator in Denver County, Colorado under the Rules of the American Arbitration Association.

8. Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end, the provisions of this Agreement are declared to be severable.

9. Advice of Counsel. In entering into this Agreement, the parties recognize that this Agreement is a legally binding contract and acknowledge and agree that each party has had the opportunity to consult with legal counsel of its choice.

10. Entire Agreement. This Agreement, together with all schedules and exhibits made a part hereof and thereof constitute and contain the entire agreement and final understanding between the parties covering the services to be provided by the Consultant. It is intended by the parties as a complete and exclusive statement of the terms of their agreement, and they supersede all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties concerning Consulting Services. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Agreement has not been executed in reliance upon any representations or promises except those contained herein.

11. Amendment; Waiver. This Agreement may be modified only with a written instrument duly executed by each of the parties. The waiver by the Company of a breach or threatened breach of this Agreement by the Consultant shall not be construed as a waiver of any subsequent breach by the Consultant.

12. No Assignment. The Consultant shall not assign either in whole or in part any of the Consultant’s duties or responsibilities hereunder without the written consent of the Company, and any attempt of assignment transfer or delegation without such consent shall be void.

13. Written Reports. The Consultant, upon request, shall provide written reports to Company’s Chief Executive Officer with respect to the services rendered hereunder.

14. Headings. Headings are used only for ease of reference and are not controlling.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:	CONSULTANT:
LIGHTWAVE LOGIC, INC.

/s/ James S. Marcelli	/s/ Siraj Nour El-Ahmadi
Name: James S. Marcelli	Siraj Nour El-Ahmadi
CFO and COO

Notice Address: 369 Inverness Pkwy, Ste. 350 Englewood, CO 80112 Email: jim.marcelli@lightwavelogic.com With a copy to: clayton.parker@klgates.com	Notice Address: 4321 Southern Ave Dallas, TX 75205-1163

Signature Page to the Consulting Agreement

SCHEDULE A

Consulting Services

Responsibilities:

- Siraj will be Acting VP Engineering for all LWLG technical activities, [**].

- [**]

- Siraj will drive and monitor the various projects and programs and report status and progress to the President and CEO on a regular basis.

- [**]

- Siraj will lead technical discussions with outside partners and customers as needed,[**]

- Siraj will monitor engineering budget and report any material changes in R&D budget and expenses.

- Siraj will identify opportunities for scaling up talent and skills of the engineering group.

- Siraj will support new technical project or tasks not identified in this schedule, as required by CEO.

- Expected workload is approx.16 hours per week with physical presence in Englewood, CO approx. 10 times during the agreement period.

SCHEDULE B

Upon execution of this Agreement and the satisfaction of the conditions precedent herein, as compensation for the Consulting Services and the rights granted to the Company in this Agreement, the Company shall deliver to the Consultant (i) twenty thousand dollars ($20,000) per month beginning on the first of the month following the Effective Date until the termination of this Agreement, (ii) a restricted stock award of twenty-five thousand (25,000) shares of the Company’s common stock, which will vest after three months from date of grant, (iii) an option to purchase up to seventy-five thousand (75,000) shares of the Company’s common stock, which will vest after three months from date of grant, and (iv) a cash bonus of fifty thousand dollars ($50,000) to be awarded at the Company’s discretion.

 Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this "Agreement") is made and entered into as of December 10, 2024, (the "Grant Date") by and between Lightwave Logic, Inc., a Nevada corporation (the "Company") and Siraj Nour El-Ahmadi (the "Director").

WHEREAS, the Company has adopted the 2016 Equity Incentive Plan (the "Plan") under which awards of Restricted Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Stock. Pursuant to Section 7 of the Plan, the Company hereby issues to the Director on the Grant Date a Restricted Stock Award consisting of, in the aggregate, 25,000 shares of Common Stock of the Company (the "Restricted Stock"), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2. Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Director to the Company.

3.	Restricted Period; Vesting.

3.1 Except as otherwise provided herein, provided that the Director remains in Continuous Service through the applicable vesting date, the Restricted Stock will vest in accordance with the following schedule:

25,000 shares of restricted stock vest on March 10, 2025.

The period over which the Restricted Stock vests is referred to as the "Restricted Period".

3.2 If the Director's Continuous Service terminates for any reason at any time before all of the Director's Restricted Stock has vested, the Director's unvested Restricted Stock shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Director under this Agreement.

3.3 The foregoing vesting schedule notwithstanding, upon the occurrence of a Change in Control, 100% of the unvested Restricted Stock shall vest as of the date of the Change in Control.

4. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Director and all of the Director's rights to such shares shall immediately terminate without any payment or consideration by the Company.

5.	Rights as Shareholder; Dividends.

5.1 The Director shall be the record owner of the Restricted Stock until the shares of Common Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

5.2 The Company may issue stock certificates or evidence the Director's interest by using a restricted book entry account with the Company's transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests.

5.3 If the Director forfeits any rights the Director has under this Agreement in accordance with Section 3 of this Agreement, the Director shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

6. No Right to Continued Service on the Board. Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a Director of the Company or in any other capacity. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Director's Continuous Service at any time.

7. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock shall be adjusted or terminated in any manner as contemplated by 11 of the Plan.

8.	Tax Liability and Withholding.

8.1 As a condition to the issuance of any Restricted Stock, the Company may withhold, or require the Director to pay or reimburse the Company for, any taxes which the Company determines are required to be withheld under federal, state or local law in connection with the grant or vesting of the Restricted Stock.

8.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Director's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Director's liability for Tax-Related Items.

9. Section 83(b) Election. The Director may make an election under Code Section 83(b) (a "Section 83(b) Election") with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Director elects to make a Section 83(b) Election, the Director shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Director agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

10. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Director with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Director understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Director indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.

12. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Operating Officer of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Director under this Agreement shall be in writing and addressed to the Director at the Director's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Director or the Company to the Committee (excluding the Director if the Director serves on the Committee) for review. The resolution of such dispute by the Committee shall be final and binding on the Director and the Company.

15. Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Director and the Director's beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Director's membership on the Board.

19. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Director's material rights under this Agreement without the Director's consent.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21. Acceptance. The Director hereby acknowledges receipt of a copy of the Plan and this Agreement. The Director has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Director acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the shares and that the Director has been advised to consult a tax advisor prior to such grant, vesting or disposition.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name: Title	James S. Marcelli CFO and COO

/s/ Siraj Nour El-Ahmadi
Name:	Siraj Nour El-Ahmadi

NON-QUALIFIED STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of December 10, 2024, by and between Lightwave Logic, Inc., a Nevada corporation (the “Company”) and Siraj Nour El-Ahmadi (the “Director”).

Grant Date:    December 10, 2024

Exercise Price per Share:     $2.65

Number of Option Shares:     75,000

Expiration Date:    December 9, 2034

1.	Grant of Option.

1.1 Grant; Type of Option. The Company hereby grants to the Director an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Lightwave Logic, Inc. 2016 Equity Incentive Plan (the “Plan”). The Option is intended to be a Non-qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

1.2 Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Director to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.	Exercise Period; Vesting.

2.1 Vesting Schedule. The Option will become vested and exercisable with respect to the 75,000 Option Shares pursuant to the following vesting schedule:

75,000 options shall vest on March 10, 2025.

The unvested portion of the Option will not be exercisable on or after the Director’s termination of Continuous Service.

2.2 Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.	Termination of Continuous Service.

3.1 Termination of Continuous Service for a Reason Other Than Retirement, Disability, Death or Removal from the Board for Cause. If the Director’s Continuous Service is terminated for any reason other than Retirement (as defined below), Disability, death or removal from the Board for Cause, the Director may exercise the vested portion of the Option, but only within such period of time ending on the Expiration Date.

3.2 Termination due to Retirement. If the Director’s Continuous Service terminates as a result of the Director’s Retirement, the Director may exercise the vested portion of the Option, but only within such period of time ending on the Expiration Date. For purposes of this Agreement, the term “Retirement” means voluntary termination of membership on the Board.

3.3 Termination due to Disability. If the Director’s Continuous Service terminates as a result of the Director’s Disability, the Director may exercise the vested portion of the Option, but only within such period of time ending on the Expiration Date.

3.4 Termination due to Death. If the Director’s Continuous Service terminates as a result of the Director’s death, or the Director dies within the period following termination of the Director’s Continuous Service during which the vested portion of the Option remains exercisable, the vested portion of the Option may be exercised by the Director’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Director’s death, but only within the time period ending on the Expiration Date.

3.5 Removal from the Board for Cause. If the Director is removed from the Board for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.6 Extension of Termination Date. If following the Director’s termination of Continuous Service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements.

4.	Manner of Exercise.

4.1 Election to Exercise. To exercise the Option, the Director (or in the case of exercise after the Director’s death or incapacity, the Director’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement substantially in the form attached hereto as Appendix A and in such form as is approved by the Committee from time to time (the “Exercise Agreement”).

If someone other than the Director exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2 Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)	in cash or by certified or bank check at the time the Option is exercised;

(b) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Director identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c)	through a “cashless exercise program” established with a broker;

(d) by reducing the number of shares otherwise deliverable upon exercise of such Option by a number of shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(e)	by any combination of the foregoing methods; or

(f) in any other form of legal consideration that may be acceptable to the Committee.

4.3 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Director, the Director’s authorized assignee, or the Director’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

5. No Right to Continued Service on the Board; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Director’s Continuous Service at any time. The Director shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

6. Transferability. The Option is not transferable by the Director other than to a designated beneficiary upon the Director’s death or by will or the laws of descent and distribution, and is exercisable during the Director’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death or by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect. Notwithstanding, upon prior written request, the Option may transferred to a Permitted Transferee upon written approval by the Committee at the Committee’s sole discretion.be

7. Change in Control; Acceleration of Vesting. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the shares subject to the Option. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Director the ability to participate in the Change in Control with respect to the shares of Common Stock subject to the Option.

8. Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

9. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Director’s responsibility and the Company: (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Director’s liability for Tax-Related Items.

10. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Director with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Director understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Operating Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Director under this Agreement shall be in writing and addressed to the Director at the Director’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Director or the Company to the Committee (excluding the Director if he serves on the Committee) for review. The resolution of such dispute by the Committee shall be final and binding on the Director and the Company.

14. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Director and the Director’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

16. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Director’s membership on the Board.

18. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Director’s material rights under this Agreement without the Director’s consent.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20. Acceptance. The Director hereby acknowledges receipt of a copy of the Plan and this Agreement. The Director has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Director acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Director should consult a tax advisor prior to such exercise or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name: Title	James S. Marcelli CFO and COO

DIRECTOR

/s/ Siraj Nour El-Ahmadi
Name:	Siraj Nour El-Ahmadi

Appendix A Exercise

Agreement

Stock Option Exercise Agreement

This Stock Option Exercise Agreement (this “Exercise Agreement”) is made and entered into as of by and between Lightwave Logic, Inc., a Nevada corporation (the “Company”), and the Purchaser named below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lightwave Logic, Inc. 2016 Equity Incentive Plan (the “Plan”).

Purchaser Name: ________________________

Address: ______________________________

__________________________________

_______________________________________

Social Security Number: ___________________

Date: ___________________

1. Option. The Purchaser was granted an option (the “Option”) to purchase shares of Common Stock (“Shares”) under the Plan and the Stock Option Agreement between the Company and the Purchaser dated _____________(“Stock Option Agreement”), as follows:

Type of Option: Non-qualified Stock Option

Grant Date: _______________________

Number of Option Shares: _______________________

Exercise Price per Share: _______________________

Expiration Date: _______________________

2. Exercise of Option. The Purchaser hereby elects to exercise the Option to purchase Shares, which are, or will be as of the exercise date, vested under the Stock Option Agreement.

The total Exercise Price for all of the Shares being purchased is (total Shares being exercised times Exercise Price per Share).

3. Payment of the Exercise Price; Delivery of Required Documents. The Purchaser encloses payment in full of the total Exercise Price for the Shares in the following form(s), as authorized by the Stock Option Agreement (check and complete as appropriate):

_______ In cash (by certified or bank check) in the amount of $_______, receipt of which is acknowledged by the Company.

_______ By delivery of ______ previously acquired Shares duly endorsed for transfer to the Company.

_______ Through a Stock for Stock Exchange (Contact Company COO).

_______ By a broker-assisted cashless exercise (Contact Company COO).

The Purchaser will deliver any other documents that the Company requires.

4. Tax Withholding. If the Company determines that it has a tax withholding obligation, the Purchaser authorizes withholding and will make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Purchaser may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the methods set forth in the Plan or Stock Option Agreement. The Purchaser understands that ownership of the Shares will not be transferred to the Purchaser until the total Exercise Price and all applicable withholding taxes have been paid.

5. Tax Consequences. The Purchaser understands that there may be adverse federal or state tax consequences as a result of his or her purchase or disposition of the Shares. The Purchaser also acknowledges that he or she has been advised to consult with a tax advisor in connection with the purchase or disposition of the Shares. The Purchaser is not relying on the Company for tax advice.

6. Compliance with Law. The issuance and transfer of the Shares will be subject to, and conditioned upon compliance by the Company and the Purchaser with, all applicable federal, state and local laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

7. Successors and Assigns; Binding Effect. The Company may assign any of its rights under this Exercise Agreement. This Exercise Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. This Exercise Agreement will be binding upon the Purchaser and the Purchaser’s heirs, executors, legal representatives, successors and assigns.

8. Governing Law. This Exercise Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

9. Severability. The invalidity or unenforceability of any provision of this Exercise Agreement shall not affect the validity or enforceability of any other provision, and each provision of this Exercise Agreement shall be severable and enforceable to the extent permitted by law.

10. Counterparts. This Exercise Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11. Notice. Any notice required to be delivered to the Company under this Exercise Agreement shall be in writing and addressed to the Chief Operating Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Purchaser under this Exercise Agreement shall be in writing and addressed to the Purchaser at the Purchaser’s address as set forth above. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12. Acknowledgement. The Purchaser understands that he or she is purchasing the Shares under the Plan and the Stock Option Agreement, copies of which the Purchaser has read and understands.

IN WITNESS WHEREOF, the parties have executed this Exercise Agreement as of the date first above written.

LIGHTWAVE LOGIC, INC

By:
Name: Title: PURCHASER

Name: